Exhibit 99.1

Saflink Corporation and IdentiPHI, Inc. Complete Merger

Combined Company – “IdentiPHI, Inc.” – Takes Position as Leading Biometric and Enterprise Security Provider

Kirkland, Wash. and Austin, Tex. – February 11, 2008 – Saflink Corporation (OTCBB:SFLK) announced that its stockholders voted overwhelmingly to approve Saflink’s merger with IdentiPHI, Inc. at a special meeting of its shareholders on February 7, 2008. Saflink and IdentiPHI closed the transaction on February 8, 2008.

Under the terms of the merger agreement, Saflink acquired all of the outstanding shares of IdentiPHI in a stock-for-stock transaction where each outstanding share of IdentiPHI common stock was exchanged for 6.1498 shares of Saflink common stock, resulting in an aggregate of 614,979,996 shares of Saflink common stock being issued to former IdentiPHI stockholders.

The company will combine management teams and operate as IdentiPHI, Inc. with its headquarters in Austin, Texas. The new executive management team is being led by Steve Oyer, Chairman and Chief Executive Officer, and Peter Gilbert, Vice Chairman and Senior Vice President of Sales and Marketing. Additionally, the leadership will consist of John Atkinson as President and Mark Norwalk as Chief Technical Officer from the IdentiPHI management team, and Jeff Dick as Chief Financial Officer and Brian Wilchusky as Vice President of Marketing from the Saflink management team.

“The merger with IdentiPHI is the culmination of tremendous effort by the teams at both companies, and with the support of our shareholders we are moving forward with confidence to capitalize on the phenomenal opportunities that stand before us,” said IdentiPHI Chairman and CEO Steve Oyer. “Increasing customer demand and adoption shows that the world-wide market for our biometric, authentication and enterprise security solutions is poised for explosive and sustainable growth. The long term success of the merger will come from using our solid combination of patented intellectual property, scalable technology and global distribution to deliver the right products at the right time.”

“We are excited to have Steve and the team from Saflink join IdentiPHI and now with the merger complete, our attention is now centered on strengthening our product offering and expanding our market reach with a high degree of agility,” said Peter Gilbert, former IdentiPHI CEO and current Vice Chairman and Senior Vice President of Sales and Marketing. “Our strategy is to capitalize on our deep understanding of enterprise customer needs and the strength of our security solutions to meet customer expectations and requirements. To do this we expect to continue to add key distribution partners, integrate with other ‘best in class’ products and deliver innovation within our own products. The results of these actions should further solidify IdentiPHI’s foothold as a trusted market leader.”

About Saflink

Saflink Corporation offers biometric security, smart card and cryptographic technologies that help protect intellectual property and control access to secure facilities. Saflink security technologies are key components in identity assurance management solutions that allow administrators and security personnel to positively confirm a person’s identity before access is granted. Saflink cryptographic technologies help to ensure that sensitive information is accessed only by the intended recipient(s).

About IdentiPHI

Headquartered in Austin Texas, IdentiPHI is an innovative technology company offering a comprehensive suite of enterprise security solutions and consulting services. Comprised of experienced partners and thought-leaders in the industry, IdentiPHI is setting the standard for what companies are looking for in a security solution. IdentiPHI solutions deliver enhanced identity assurance throughout the enterprise. The company is defining security technology to meet the evolving challenges of today’s ever changing fast-paced business needs. For more information, call 888-436-8744, or visit www.identiphi.net.

This release contains information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors. For example, the merger involves the integration of two companies that have previously operated independently with principal offices in two distinct locations. We and IdentiPHI have conducted only limited planning regarding the integration of the two companies. The combined company will be required to devote significant management attention and resources to integrating the two companies. Delays in this process could adversely affect the combined company’s business, operations financial results, financial condition and stock price. Even if we and IdentiPHI were able to integrate our business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible from this integration or that these benefits will be achieved within a reasonable period of time. Some other factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market, and those included in our annual report on Form 10-K, as well as other documents we periodically file with the Securities and Exchange Commission.

Press Contact:

Andrew Goss

VOXUS, Inc.

253-853-5151 x224

agoss@voxuspr.com

Investor Relations Contact:

Equiti-trend Advisors LLC

800-953-3350 Toll-Free

858-436-3350 Local or International

investors@saflink.com